UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2018
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2018, Axon Enterprise Holding Company LLC (“Holding Co”), a direct and wholly owned subsidiary of Axon Enterprise, Inc. (the “Company”), entered into a new Purchase and Sale Agreement with Apex Park at Pima, L.L.C. to purchase a leasehold interest to a parcel of land located in Maricopa County, Arizona for a period of 84 years on which the Company intends to construct its new headquarters. This represents an increase of 15 years over the previously cancelled Purchase and Sale Agreement. Additionally, the new agreement includes an additional 5 acres of land to accommodate future growth. The purchase price of the land lease is $13.1 million. It is also expected that Holding Co will prepay all rent due under the lease in the amount of $10.9 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On December 14, 2018, the board of directors of the Company adopted and approved an amendment (the “Amendment”) to the Company's Bylaws.

The Amendment, which was effective as of December 14, 2018, (i) provides that the voting standard required to decide any matter (other than the election of directors) at any meeting of stockholders is by a majority of the votes properly cast for and against such matter unless a larger voting requirement is required by law, the Company’s Certificate of Incorporation, or the Bylaws, as amended, and (ii) clarifies that any election of directors by stockholders will be determined by a plurality of votes properly cast for such election. The Amendment also made other conforming changes to the Bylaws.

The foregoing description of the Amendment is not complete and is qualified in all respects by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 14, 2018, the board of directors of the Company adopted the following corporate governance guidelines:

•	Stock Ownership Guidelines. To further align the interests of our directors and executive officers with the interests of our stockholders, we are implementing stock ownership guidelines as follows:

◦
Directors should hold a minimum of 8,000 Shares (Shares being defined as Axon common stock plus vested and unvested Axon stock options and restricted stock units), after receiving sufficient grants to add up to 8,000 Shares.

◦
Named Executive Officers should hold a minimum of 50,000 Shares (Shares being defined as Axon common stock plus vested and unvested Axon stock options and restricted stock units, including unvested performance-based restricted stock units), after receiving sufficient grants to add up to 50,000 Shares.

These guidelines specifically allow Directors and Named Executive Officers of Axon to net withhold or sell Axon stock to pay income taxes due from a taxable event involving Axon stock options and restricted stock units, including performance-based restricted stock units.

•
Board Tenure. Each non- Executive Director of the Company shall submit a letter of resignation from the board of directors upon reaching 20 continuous years of service as a Director of the Company or age 72, whichever occurs first, and each year thereafter, which letter of resignation may be accepted or rejected by the board of directors in its sole discretion.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Exhibit Description
3.1	Amendment, dated December 14, 2018, to the Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2018	Axon Enterprise, Inc.
	By:	/s/ JAWAD A. AHSAN
Jawad A. Ahsan
Chief Financial Officer